As filed with the Securities and Exchange Commission on October 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WHITEWAVE FOODS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	2026	46-0631061
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(214) 303-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregg L. Engles

Chief Executive Officer

The WhiteWave Foods Company

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(214) 303-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erika L. Robinson Justin L. Ochs Wilmer Cutler Pickering Hale and Dorr LLP 1875 Pennsylvania Avenue NW Washington, DC 20006 (202) 663-6000	William V. Fogg Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1131

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒ 333-183112

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Class A common stock, $0.01 par value per share	3,450,000	$17.00	$58,650,000	$7,999.86

(1)	Consists of shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)	Based on the public offering price.
(3)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933 based on the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This registration statement is being filed with respect to the registration of 3,450,000 shares of Class A common stock, $0.01 par value per share, of The WhiteWave Foods Company, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-183112), including the exhibits thereto, which was declared effective by the Commission on October 25, 2012, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of October, 2012.

THE WHITEWAVE FOODS COMPANY

By:	/s/ Gregg L. Engles
Gregg L. Engles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregg L. Engles Gregg L. Engles	Chairman and Chief Executive (Principal Executive Officer)	October 25, 2012

/s/ Kelly J. Haecker Kelly J. Haecker	Chief Financial Officer (Principal Financial and Accounting Officer)	October 25, 2012

* Stephen L. Green	Director	October 25, 2012

* Joseph S. Hardin, Jr.	Director	October 25, 2012

* Doreen A. Wright	Director	October 25, 2012

*By:	/s/ Kelly J. Haecker
Kelly J. Haecker, Attorney-in-Fact

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

24.2**	Power of Attorney of Joseph S. Hardin, Jr.

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183112) filed with the Commission on August 7, 2012 and incorporated in this registration statement by reference.
**	Filed as Exhibit 24.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-183112) filed with the Commission on September 17, 2012 and incorporated in this registration statement by reference.